Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated March 23, 2006 which is included in the Annual Report on Form 10-KSB/A for the year ended December 31, 2005 of Uranerz Energy Corporation in the Company’s Registration Statement on Form S-8 pertaining to the 2005 Nonqualified Stock Option Plan.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 2, 2006